Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the June 24, 2015 acquisition of EnvisionRx by Rite Aid and the related financing transactions on Rite Aid’s historical balance sheets and statements of operations for the periods discussed below. The acquisition of EnvisionRx is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, “Business Combinations” (“ASC 805”). The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•                  The June 24, 2015 acquisition of EnvisionRx, including the April 2, 2015 issuance of $1.8 billion aggregate principal amount of Rite Aid’s 6.125% senior notes due 2023 to finance the cash portion of the consideration for the acquisition and the issuance of 27.8 million shares of Rite Aid common stock, using the acquisition method of accounting;

•                  The January 2015 amendment and restatement of Rite Aid’s Senior Credit Facility, which, among other things, increased borrowing capacity from $1.795 billion to $3.0 billion (which was increased to $3.7 billion upon the repayment of the 8.00% Notes in August 2015), and extended the maturity to January 2020 from February 2018; and

•                  The January 2015 use of borrowings under the amended and restated Senior Credit Facility to repay and retire all of the $1.147 billion outstanding under Rite Aid’s Tranche 7 Senior Secured Term Loan due 2020, along with associated fees and expenses.

The unaudited pro forma condensed combined balance sheets have been prepared as if the above occurred on February 28, 2015 and May 30, 2015, and on March 1, 2014 and February 28, 2015 for purposes of the unaudited pro forma condensed combined statements of operations.

The historical condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the aforementioned transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with the:

•                  Separate audited consolidated financial statements of Rite Aid as of and for the year ended February 28, 2015, included in Rite Aid’s Annual Report on Form 10 K for the year ended February 28, 2015;

•                  Separate unaudited consolidated financial statements of Rite Aid as of and for the quarter ended May 30, 2015, included in Rite Aid’s Quarterly Report on From 10-Q for the quarter ended May 30, 2015;

•                  Separate audited consolidated financial statements of EnvisionRx as of and for the year ended December 31, 2014 and the related notes, filed herewith; and

•                  Separate unaudited consolidated financial statements of EnvisionRx as of and for the quarter ended March 31, 2015 and the related notes, filed herewith.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition of EnvisionRx or the related financing transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under GAAP. The accounting for the acquisition of EnvisionRx is dependent upon certain valuations that are provisional and are subject to change. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Rite Aid’s future results of operations and financial position.

In addition, the unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition of EnvisionRx or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma condensed combined financial statements also do not include certain pro forma adjustments for EnvisionRx’s prior acquisitions.

RITE AID CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the 52 weeks ended February 28, 2015 for Rite Aid Historical and the year ended December 31, 2015 for EnvisionRx Historical

(Dollars in thousands)

	Rite Aid Historical 52 weeks ended February 28, 2015	EnvisionRx Historical for the year ended December 31, 2014	Preliminary Pro Forma Adjustments for Transactions		Total
Revenues	$26,528,377	$4,071,402	$(271,544	)(1)	$30,328,235
Cost of goods sold	18,951,645	3,832,928	(271,544	)(1)	22,513,029
Selling, general and administrative expenses	6,695,642	144,886	88,280	(2)(5)	6,928,808
Depreciation and amortization	—	30,198	(30,198	)(2)	—
Lease termination and impairment charges	41,945	—	—		41,945
Interest expense	397,612	52,185	49,536	(3)	499,333
Loss on debt retirements, net	18,512	—	—		18,512
Gain on sale of assets, net	(3,799)	—	—		(3,799)
Income (loss) before income taxes	426,820	11,205	(107,618)		330,407
Income tax benefit	(1,682,353)	(367)	(41,971	)(4)	(1,724,691)
Net income (loss)	$2,109,173	$11,572	$(65,647)		$2,055,098

These unaudited pro forma condensed combined financial statements contain estimated adjustments which are based on information available to our management at the time this document was prepared. Accordingly, the adjustments are subject to change and the impact of such changes may be material. See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Rite Aid is accounting for the EnvisionRx acquisition using the acquisition method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the EnvisionRx acquisition. The final allocation may also result in deferred taxes for which information is not currently available. The final adjustments could be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization of the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees and the tax impact of these pro forma adjustments.

The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition because they are considered to be of a non-recurring nature. These include transaction costs expected to be incurred related to the acquisition.

Rite Aid expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization.

Rite Aid is in process of conducting a review of EnvisionRx’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of EnvisionRx’s results of operations or reclassification of assets or liabilities to conform to Rite Aid’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Rite Aid was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to Rite Aid’s financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies.

(1)                                 Represents the elimination of intercompany revenues and cost of goods sold for the 52 week period ended February 28, 2015. These amounts represent actual payments made to Rite Aid for dispensing prescription drugs to EnvisionRx plan members for the 52 week period ended February 28, 2015.

(2)                                 Represents the reclassification of depreciation and amortization expense as reported by EnvisionRx for the year ended December 31, 2014 to conform to Rite Aid’s presentation. Rite Aid records substantially all depreciation and amortization in selling, general and administrative expenses.

(3)                                 Represents the incremental interest expense after giving effect to (a) the April 2, 2015 issuance of $1.8 billion aggregate principal amount of 6.125% senior notes due 2023; (b) the amortization of the related fees and expenses; (c) the amendment and restatement of our Senior Credit Facility in January 2015, which increased the maximum commitment under the Senior Credit Facility to $3.0 billion (which was increased to $3.7 billion upon the repayment of the $650 million aggregate principal amount outstanding under our 8.00% Notes in August 2015) and extended the term of the Senior Credit Facility to January 2020; and (d) the repayment and retirement of all of the $1.147 billion outstanding under our Tranche 7 Senior Secured Term Loan due 2020, along with associated fees and expenses, with borrowings under the amended and restated Senior Credit Facility, calculated as follows:

		Preliminary Pro Forma 52 weeks ended February 28, 2015
Rite Aid historical interest expense for the fifty-two week period ended February 28, 2015		$397,612
(a)	Incremental annual interest expense related to the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 ($1.8 billion at 6.125%)	110,250
(b)	Incremental full year amortization of anticipated debt issuance costs associated with the issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 (approximately $36.1 million of debt issuance fees amortized over 7 years)	5,157
(c)	Incremental annualized anticipated interest savings generated from the January 2015 repayment of all of the $1.147 billion outstanding under our Tranche 7 Senior Secured Term Loan due 2020 with borrowings under the amended and restated Senior Credit Facility (approximately $20.0 million per year)	(17,500)
(d)	Estimated full year amortization of anticipated debt issuance costs associated with the amendment and restatement of our Senior Credit Facility (approximately $19.1 million of debt issuance costs amortized over 5 years)	3,814
Preliminary pro forma interest expense for the 52 week period ended February 28, 2015		$499,333

The preliminary pro forma interest expense for the 52 week period ended February 28, 2015 excludes incremental interest associated with the $74.4 million of debt issuance costs and transaction fees and expenses that were funded by our Senior Credit Facility, as those borrowings are expected to be repaid with cash in the near term.

(4)                                 Represents the income tax benefit related to the preliminary pro forma adjustments for the acquisition based on an estimated statutory income tax rate of 39%.

(5)                                 Represents the preliminary pro forma incremental amortization resulting from the preliminary fair value adjustments resulting from the preliminary purchase price allocation.

The incremental amortization resulting from the preliminary allocation of the purchase price is preliminary and is based on information available to our management at the time this document was prepared.  Accordingly, the incremental amortization is subject to change and the impact of such change may be material.

RITE AID CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of February 28, 2015 for Rite Aid Historical and December 31, 2014 for EnvisionRx Historical

(Dollars in thousands)

	Rite Aid Historical as of February 28, 2015	EnvisionRx Historical as of December 31, 2014	Preliminary Pro Forma Adjustments for Transactions		Total
Assets
Current assets:
Cash and cash equivalents	$115,899	$114,022	$(114,783	)(1)	$115,138
Investments, at amortized cost	—	6,564	—		6,564
Accounts receivable, net	980,904	648,947	71,603	(2)	1,701,454
Accrued receivables	—	101,353	(101,353	)(2)	—
Inventories, net of LIFO reserve of $997,528	2,882,980	6,140	—		2,889,120
Deferred tax assets	17,823	940	—		18,763
Prepaid expenses and other current assets	224,152	6,047	—		230,199
Total current assets	4,221,758	884,013	(144,533)		4,961,238
Property, plant and equipment, net	2,091,369	12,894	—		2,104,263
Goodwill	76,124	424,401	1,056,791	(3)	1,557,316
Other intangibles, net	421,480	720,872	104,228	(4)	1,246,580
Deferred tax assets	1,766,349	—	—		1,766,349
Other assets	286,172	24,221	14,200	(5)	324,593
Total assets	$8,863,252	$2,066,401	$1,030,686		$11,960,339
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$100,376	$5,262	$(5,262	)(6)	$100,376
Accounts payable	1,133,520	480,247	86,750	(7)	1,700,517
Accrued salaries, wages and other current liabilities	1,193,419	357,592	(13,925	)(5)	1,537,086
Deferred tax liabilities	57,685	—	—		57,685
Total current liabilities	2,485,000	843,101	67,563		3,395,664
Long-term debt, less current maturities	5,483,415	738,256	1,104,766	(6)	7,326,437
Lease financing obligations, less current maturities	61,152	—	—		61,152
Deferred tax liabilities	—	—	143,000	(8)	143,000
Other noncurrent liabilities	776,629	5,769	(5,665	)(5)	776,733
Total liabilities	8,806,196	1,587,126	1,309,664		11,702,986
Commitments and contingencies
Stockholders’ equity:
Common stock	988,558	—	27,754	(9)	1,016,312
Additional paid-in capital	4,521,023	—	213,153	(9)	4,734,176
Members’ equity	—	479,275	(479,275	)(10)	—
Accumulated deficit	(5,406,675)	—	(40,610	)(10)	(5,447,285)
Accumulated other comprehensive loss	(45,850)	—	—		(45,850)
Total stockholders’ equity	57,056	479,275	(278,978)		257,353
Total liabilities and stockholders’ equity	$8,863,252	$2,066,401	$1,030,686		$11,960,339

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

(1)                                 Represents the overall change in cash resulting from the receipt of the  net proceeds of the issuance of $1.8 billion 6.125% senior notes due 2023 less the cash consideration portion of the purchase price.

Preliminary Pro Forma as of February 28, 2015
Combined cash on hand as of February 28, 2015	$229,921
Gross proceeds from the issuance of $1.8 billion aggregate principle amount of our 6.125% senior notes due 2023	1,800,000
Debt issuance costs associated with the issuance of the 6.125% senior notes due 2023 that were deducted from the gross proceeds upon issuance	(31,378)
Cash consideration portion of the purchase price, plus the additional cash paid at settlement including estimated interim EBITDA.	(1,883,405)
Pro forma cash and cash equivalents as of February 28, 2015	$115,138

(2)                                 Represents i) the actual amounts due to Rite Aid for dispensing prescription drugs to EnvisionRx plan members as of February 28, 2015, and ii) the reclassification of accrued receivables as reported by EnvisionRx as of December 31, 2014 to conform with Rite Aid’s presentation.

(3)                                 Represents the goodwill resulting from the acquisition. Please see note (4) below for the preliminary purchase price allocation. The preliminary purchase price allocation is subject to change, and the impact of such changes may be material.

(4)                                 Represents the fair value adjustments resulting from the purchase price allocation determined as follows:

The following allocation of the purchase price is preliminary and is based on information available to our management at the time this document was prepared. Accordingly, the allocation is subject to change and the impact of such changes may be material.

Preliminary Purchase Price Allocation
The preliminary purchase price allocation is as follows:
Preliminary purchase price:
Cash consideration	$1,800,000
Additional cash paid at settlement including estimated interim EBITDA	83,405
Stock consideration	240,907
Total	$2,124,312
Preliminary purchase price allocation
Cash and cash equivalents	$114,022
Investments, at amortized cost	6,564
Accounts receivable, net	749,686
Income tax receivable	614
Inventories	6,140
Prepaid expenses and other current assets	6,047
Deferred tax asset	940
Property, plant and equipment, net	12,894
Goodwill	1,481,192
Other intangibles, net	825,100
Other assets	24,221
Total assets acquired	3,227,420
Accounts payable	(596,747)
Accrued expenses	(357,592)
Total current liabilities assumed	(954,339)
Deferred tax liabilities	(143,000)
Other noncurrent liabilities	(5,769)
Total liabilities assumed	(1,103,108)
Net assets acquired	$2,124,312
The preliminary composition of other intangibles, net as of February 28, 2015 are as follows:
Subject to amortization:
Customer relationships	$585,500
CMS license	108,000
Claims adjudication and other software	72,000
Trademarks	15,600
781,100
Indefinite-lived intangible assets:
Trademarks	44,000
44,000
Preliminary total other intangibles acquired	$825,100

(5)                                 Represents the anticipated impact on other assets, accrued salaries, wages and other current liabilities and other non-current liabilities as follows:

Other assets - Capitalization of $36.1 million of debt issuance costs relating to our April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023, less the write-off of EnvisionRx capitalized debt issuance costs of $21.9 million.

Accrued salaries, wages and other current liabilities - Payment of $7.1 million of accrued bridge commitment fees incurred in connection with bridge financing commitments that expired upon completion of the $1.8 billion notes offering on April 2, 2015 and the payment of $6.8 million of accrued acquisition costs.

Other non-current liabilities — Write-off of EnvisionRx interest rate swap liability in connection with the repayment of all outstanding EnvisionRx indebtedness upon closing.

(6)                                 Represents the impact on short-term and long-term indebtedness after giving effect to (a) the April 2, 2015 issuance of $1.8 billion aggregate principal amount our 6.125% senior notes due 2023 and (b) the payment of anticipated debt issuance costs and other transaction fees and expenses, calculated as follows:

		Preliminary Pro Forma as of February 28, 2015
Rite Aid historical outstanding indebtedness as of February 28, 2015		$5,644,943
(a)	The April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023	1,800,000
(b)	Anticipated debt issuance costs and other transaction fees and expenses funded with our Senior Credit Facility	43,022
	Preliminary pro forma short-term and long-term indebtedness, including capital leases, as of February 28, 2015	$7,487,965

(7)                                 Represents $116,500 due to the seller upon collection of a $452,600 CMS receivable relating to December 31, 2014 activities, less a corresponding payable under certain reinsurance contracts of $336,100, as well as actual amounts due to Rite Aid for dispensing prescription drugs to EnvisionRx plan members as of February 28, 2015.

(8)                                 This represents the deferred income tax liability resulting from the difference in fair value step-up of the acquired assets between book and tax.

(9)                                 Represents the issuance of 27,754,300 shares of our common stock with a market value of $240.9 million based on a stock price of $8.68 per share as of June 24, 2014 calculated as follows:

Total pro forma adjustment to common stock and additional paid-in capital	Preliminary Pro Forma as of February 28, 2015
Issuance of 27.8 million shares of Rite Aid common stock, par value $1 per share, upon completion of the acquisition	$27,754
Increase to additional paid-in capital resulting from the issuance of 27.8 million shares of Rite Aid common stock, par value $1 per share, at an assumed price of $8.68 per share—gross value of $240.9 million (27.8 million shares at $8.68 per share) less $27.8 million allocated to common stock	213,153
Aggregate increase in common stock and additional paid-in capital resulting from the issuance of 27.8 million shares of common stock in connection with the completion of the acquisition	$240,907

(10)                          Represents the aggregate pro forma adjustments for (a) the retirement of EnvisionRx equity as of December 31, 2014, (b) the write-off of EnvisionRx capitalized debt issuance costs as of December 31, 2014 due to the repayment of all outstanding EnvisionRx indebtedness upon completion of the acquisition, (c) the write-off of the EnvisionRx accrued interest rate swap liability in connection with the repayment of all outstanding EnvisionRx indebtedness upon completion of the acquisition, (d) fees incurred in connection with bridge financing commitments, and (d) certain non-capital expenses and fees incurred in connection with the transaction, calculated as follows:

Pro forma adjustment to accumulated deficit		Preliminary Pro Forma as of February 28, 2015
(a)	Retirement of EnvisionRx equity as of December 31, 2014	$(479,275)
(b)	Write-off of EnvisionRx capitalized debt issuance costs as of December 31, 2014 due to the repayment of all outstanding EnvisionRx indebtedness upon completion of the acquisition	(21,900)
(c)	Write-off of the EnvisionRx accrued interest rate swap liability in connection with the repayment of all outstanding indebtedness upon closing.	5,665
(d)	Unamortized fees incurred in connection with bridge financing commitments that expired upon completion of the $1.8 billion notes offering on April 2, 2015	(15,375)
(e)	Certain non-capital expenses and fees incurred in connection with the transaction, including merger and acquisition consultation, legal, accounting and other professional services	(9,000)
Total pro forma adjustment to accumulated deficit		$(519,885)

RITE AID CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the 13 weeks ended May 30, 2015 for Rite Aid Historical and the quarter ended March 31, 2015 for EnvisionRx Historical

(Dollars in thousands)

	Rite Aid Historical 13 weeks ended May 30, 2015	EnvisionRx Historical for the quarter ended March 31, 2015	Preliminary Pro Forma Adjustments for Transactions		Total
Revenues	$6,647,561	$1,262,815	$(79,755	)(1)	$7,830,621
Cost of goods sold	4,788,031	1,184,914	(79,755	)(1)	5,893,190
Selling, general and administrative expenses	1,699,585	43,293	22,070	(2)(5)	1,764,948
Depreciation and amortization	—	9,067	(9,067	)(2)	—
Lease termination and impairment charges	5,022	—	—		5,022
Interest expense	123,607	21,339	(11,081	)(3)	133,865
Loss on debt retirements, net	—	—	—		—
Gain on sale of assets, net	39	—	—		39
Income before income taxes	31,277	4,202	(1,922)		33,557
Income tax expense	12,441	954	(750	)(4)	12,645
Net income	$18,836	$3,248	$(1,172)		$20,912

These unaudited pro forma condensed combined financial statements contain estimated adjustments which are based on information available to our management at the time this document was prepared. Accordingly, the adjustments are subject to change and the impact of such changes may be material. See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Rite Aid is accounting for the EnvisionRx acquisition using the acquisition method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the EnvisionRx acquisition. The final allocation may also result in deferred taxes for which information is not currently available. The final adjustments could be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization of the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees and the tax impact of these pro forma adjustments.

The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition because they are considered to be of a non-recurring nature. These include transaction costs expected to be incurred related to the acquisition.

Rite Aid expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization.

Rite Aid is in process of conducting a review of EnvisionRx’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of EnvisionRx’s results of operations or reclassification of assets or liabilities to conform to Rite Aid’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Rite Aid was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to Rite Aid’s financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies.

(1)                                 Represents the elimination of intercompany revenues and cost of goods sold for the 13 week period ended May 30, 2015. These amounts represent actual payments made to Rite Aid for dispensing prescription drugs to EnvisionRx plan members for the 13 week period ended May 30, 2015.

(2)                                 Represents the reclassification of depreciation and amortization expense as reported by EnvisionRx for the quarter ended March 31, 2015 to conform to Rite Aid’s presentation. Rite Aid records substantially all depreciation and amortization in selling, general and administrative expenses.

(3)                                 Represents the incremental interest expense after giving effect to (a) the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023; and (b) the amortization of the related fees and expenses, calculated as follows:

		Preliminary Pro Forma 13 weeks ended May 30, 2015
Rite Aid historical interest expense for the thirteen week period ended May 30, 2015		$123,607
(a)	Incremental full quarter interest expense related to the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 ($1.8 billion at 6.125%)	9,800
(b)	Incremental full quarter amortization of debt issuance costs associated with the issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 (Approximately $36.1 million of debt issuance fees amortized over 7 years)	458
Pro forma interest expense for the 13 week period ended May 30, 2015		$133,865

The preliminary pro forma interest expense for the 13 week period ended May 30 28, 2015 excludes incremental interest associated with the $35.5 million of debt issuance costs and transaction fees and expenses that were funded by our Senior Credit Facility, as those borrowings are expected to be repaid with cash in the near term.

(4)                                 Represents the income tax benefit related to the preliminary pro forma adjustments for the acquisition based on an estimated statutory income tax rate of 39%.

(5)                                 Represents the preliminary pro forma incremental amortization resulting from the preliminary fair value adjustments resulting from the preliminary purchase price allocation.

The incremental amortization resulting from the preliminary allocation of the purchase price is preliminary and is based on information available to our management at the time this document was prepared.  Accordingly, the incremental amortization is subject to change and the impact of such change may be material.

RITE AID CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of May 30, 2015 for Rite Aid Historical and March 31, 2015 for EnvisionRx Historical

(Dollars in thousands)

	Rite Aid Historical as of May 30, 2015	EnvisionRx Historical as of March 31, 2015	Preliminary Pro Forma Adjustments for Transactions		Total
Assets
Current assets:
Cash and cash equivalents	$1,922,129	$116,125	$(1,883,405	)(1)	$154,849
Investments, at amortized cost	—	6,697	—		6,697
Accounts receivable, net	969,725	686,288	74,138	(2)	1,730,151
Accrued receivables	—	112,510	(112,510	)(2)	—
Inventories, net of LIFO reserve of $1,003,515	2,820,784	6,490	—		2,827,274
Deferred tax assets	17,823	644	—		18,467
Prepaid expenses and other current assets	100,386	13,986	—		114,372
Total current assets	5,830,847	942,740	(1,921,777)		4,851,810
Property, plant and equipment, net	2,143,575	13,052	—		2,156,627
Goodwill	76,124	424,401	1,042,987	(3)	1,543,512
Other intangibles, net	403,085	714,595	110,505	(4)	1,228,185
Deferred tax assets	1,756,809	—	—		1,756,809
Other assets	319,334	23,275	(21,900	)(5)	320,709
Total assets	$10,529,774	$2,118,063	$(790,185)		$11,857,652
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$35,039	$5,132	$(5,132	)(6)	$35,039
Accounts payable	1,167,354	508,220	78,128	(7)	1,753,702
Accrued salaries, wages and other current liabilities	1,144,889	379,418	(26,500	)(5)	1,497,807
Deferred tax liabilities	57,685	—	—		57,685
Total current liabilities	2,404,967	892,770	46,496		3,344,233
Long-term debt, less current maturities	7,142,247	737,000	(701,500	)(6)	7,177,747
Lease financing obligations, less current maturities	57,585	—	—		57,585
Deferred tax liabilities	—	—	143,000	(8)	143,000
Other noncurrent liabilities	772,244	105	—		772,349
Total liabilities	10,377,043	1,629,875	(512,004)		11,494,914
Commitments and contingencies
Stockholders’ equity:
Common stock	1,014,827	—	27,754	(9)	1,042,581
Additional paid-in capital	4,570,996	—	213,153	(9)	4,784,149
Members’ equity	—	488,188	(488,188	)(10)	—
Accumulated deficit	(5,387,839)	—	(30,900	)(10)	(5,418,739)
Accumulated other comprehensive loss	(45,253)	—	—		(45,253)
Total stockholders’ equity	152,731	488,188	(278,181)		362,738
Total liabilities and stockholders’ equity	$10,529,774	$2,118,063	$(790,185)		$11,857,652

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

(1)                                 Represents the overall change in cash resulting from the cash consideration portion of the purchase price.

Preliminary Pro Forma as of May 30, 2015
Combined cash on hand as of May 30, 2015	$2,038,254
Cash consideration portion of the purchase price plus the additional cash paid at settlement including estimated interim EBITDA.	(1,883,405)
Pro forma cash and cash equivalents as of May 30, 2015	$154,849

(2)                                 Represents i) the actual amounts due to Rite Aid for dispensing prescription drugs to EnvisionRx plan members as of May 30, 2015, and ii) the reclassification of accrued receivables as reported by EnvisionRx as of March 31, 2015 to conform with Rite Aid’s presentation.

(3)                                 Represents the goodwill resulting from the acquisition. Please see note (4) below for the preliminary purchase price allocation. The preliminary purchase price allocation is subject to change and the impact of such changes may be material.

(4)                                 Represents the fair value adjustments resulting from the purchase price allocation determined as follows:

The following allocation of the purchase price is preliminary and is based on information available to our management at the time this offering memorandum was prepared. Accordingly, the allocation is subject to change and the impact of such changes may be material.

Preliminary Purchase Price Allocation
The preliminary purchase price allocation is as follows:
Preliminary purchase price:
Cash consideration	$1,800,000
Additional cash paid at settlement including estimated interim EBITDA	83,405
Stock consideration	240,907
Total	$2,124,312
Preliminary purchase price allocation
Cash and cash equivalents	$116,125
Investments, at amortized cost	6,697
Accounts receivable, net	798,798
Income tax receivable	—
Inventories	6,490
Prepaid expenses and other current assets	13,986
Deferred tax asset	644
Property, plant and equipment, net	13,052
Goodwill	1,467,388
Other intangibles, net	825,100
Other assets	23,275
Total assets acquired	3,271,555
Accounts payable	(624,720)
Accrued expenses	(379,418)
Total current liabilities assumed	(1,004,138)
Deferred tax liabilities	(143,000)
Other noncurrent liabilities	(105)
Total liabilities assumed	(1,147,243)
Net assets acquired	$2,124,312
The preliminary composition of other intangibles, net as of May 30, 2015 are as follows:
Subject to amortization:
Customer relationships	$585,500
CMS license	108,000
Claims adjudication and other software	72,000
Trademarks	15,600
781,100
Indefinite-lived intangible assets:
Trademarks	44,000
44,000
Preliminary total other intangibles acquired	$825,100

(5)                                 Represents the anticipated impact on other assets, accrued salaries, wages and other current liabilities as follows:

Other assets - Write-off of EnvisionRx capitalized debt issuance costs of $21.9 million.

Accrued salaries, wages and other current liabilities - Payment of $22.5 million of accrued bridge commitment fees incurred in connection with bridge financing commitments that expired upon completion of the $1.8 billion notes offering on April 2, 2015 and the payment of $4.0 million of accrued acquisition costs.

(6)                                 Represents the impact on short-term and long-term indebtedness after giving effect to (a) the payment of anticipated debt issuance costs and other transaction fees and expenses, calculated as follows:

		Preliminary Pro Forma as of May 30, 2015
Rite Aid historical outstanding indebtedness as of May 30, 2015		$7,234,871
(a)	Debt issuance costs and other transaction fees and expenses funded with our Senior Credit Facility	35,500
	Preliminary pro forma short-term and long-term indebtedness, including capital leases, as of May 30, 2015	$7,270,371

(7)           Represents $116,500 due to the seller upon collection of a $452,600 CMS receivable relating to December 31, 2014 activities, less a corresponding payable under certain reinsurance contracts of $336,100, as well as actual amounts due to Rite Aid for dispensing prescription drugs to EnvisionRx plan members as of May 30, 2015.

(8)                                 This represents the deferred income tax liability resulting from the difference in fair value step-up of the acquired assets between book and tax.

(9)                                 Represents the issuance of 27,754,300 shares of our common stock with a market value of $240.9 million based on a stock price of $8.68 per share as of June 24, 2014 calculated as follows:

Total pro forma adjustment to common stock and additional paid-in capital	Preliminary Pro Forma as of May 30, 2015
Issuance of 27.8 million shares of Rite Aid common stock, par value $1 per share, upon completion of the acquisition	$27,754
Increase to additional paid-in capital resulting from the issuance of 27.8 million shares of Rite Aid common stock, par value $1 per share, at an assumed price of $8.68 per share—gross value of $240.9 million (27.8 million shares at $8.68 per share) less $27.8 million allocated to common stock	213,153
Aggregate increase in common stock and additional paid-in capital resulting from the issuance of 27.8 million shares of common stock in connection with the completion of the acquisition	$240,907

(10)                          Represents the aggregate pro forma adjustments for (a) the retirement of EnvisionRx equity as of March 31, 2015, (b) the write-off of anticipated EnvisionRx capitalized debt issuance costs as of March 31, 2015 due to the repayment of all outstanding EnvisionRx indebtedness upon completion of the acquisition, and (c) certain non-capital expenses and fees incurred in connection with the transaction, calculated as follows:

Pro forma adjustment to accumulated deficit		Preliminary Pro Forma as of May 30, 2015
(a)	Retirement of EnvisionRx equity as of March 31, 2015	$(488,188)
(b)	Write-off of the EnvisionRx capitalized debt issuance costs as of March 31, 2015 due to the repayment of all outstanding EnvisionRx indebtedness upon completion of the acquisition	(21,900)
(e)	Certain non-capital expenses and fees incurred in connection with the transaction, including merger and acquisition consultation, legal, accounting and other professional services	(9,000)
Total pro forma adjustment to accumulated deficit		$(519,088)